RESCARE SECOND QUARTER 2011 RESULTS

Second Quarter 2011 Financial Results

Revenues for the second quarter of 2011 were $399.1 million, a 2% increase over the prior year period revenues of $391.2 million.  Increased revenues from acquisitions in our Residential and HomeCare segments since the second quarter of 2010 were partially offset by the loss of certain Workforce Services contracts and rate and service level reductions in certain states.

Income from continuing operations was $10.0 million for the second quarter of 2011, compared with $10.1 million in the same period of 2010.  Acquisition growth and leverage of general and administrative expenses offset the higher interest expense and the contract losses in our Workforce Services segment.  Adjusted EBITDA for the second quarter of 2011 was $31.3 million versus $27.8 million in the prior year quarter, driven primarily by operating improvements, acquisition growth and general and administrative cost savings.

The Company ceased providing international workforce services in Europe during the second quarter of 2011.  The closure and disposal of these operations have been accounted for as discontinued operations.  Accordingly, the results of these operations, net of income taxes, have been classified as discontinued operations for all periods presented.  Net losses from discontinued operations for the second quarter of 2011 and 2010 were $3.1 million and $0.7 million, respectively.

On November 16, 2010, an affiliate of Onex Corporation purchased 21,044,765 shares of ResCare common stock, increasing the beneficial ownership of the Onex affiliates from 24.9% to 87.4% of the issued and outstanding shares of ResCare’s common stock on an as-converted basis.  This change of control resulted in a new basis of accounting.  This change creates many differences between reporting for ResCare post-acquisition, as successor, and ResCare pre-acquisition, as predecessor.  The accompanying unaudited financial highlights reflect the combination of separate reporting periods.  The 2010 reporting periods prior to November 15, 2010 are predecessor and 2011 periods are successor.

RESCARE, INC.
Unaudited Financial Highlights
(In thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	Successor	Predecessor	Successor	Predecessor
	2011	2010	2011	2010
Income Statement Data:
Revenues	$399,092	$391,207	$785,176	$775,479
Cost of services	300,723	295,432	594,776	587,316
Gross profit	98,369	95,775	190,400	188,163
Operating expenses:
Operational general and administrative	59,588	60,347	116,907	117,788
Corporate general and administrative	14,213	14,747	28,268	30,207
Total operating expenses	73,801	75,094	145,175	147,995

Operating income	24,568	20,681	45,225	40,168

Interest expense, net	10,597	4,865	21,363	9,650
Income before income taxes	13,971	15,816	23,862	30,518
Income tax expense	3,977	5,707	7,038	10,862
Income from continuing operations	9,994	10,109	16,824	19,656
Loss from discontinued operations, net of tax	(3,060)	(675)	(6,216)	(886)
Net income – including noncontrolling interest	6,934	9,434	10,608	18,770
Net loss – noncontrolling interest	(36)	(41)	(68)	(123)
Net income – ResCare, Inc.	$6,970	$9,475	$10,676	$18,893

RESCARE, INC.
Unaudited Financial Highlights (continued)
(In thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	Successor	Predecessor	Successor	Predecessor
	2011	2010	2011	2010
Income from Continuing Operations to EBITDA and Adjusted EBITDA:
Income from continuing operations	$9,994	$10,109	$16,824	$19,656
Add: Interest, net	10,597	4,865	21,363	9,650
Depreciation and amortization	5,000	6,106	9,964	12,274
Income tax expense	3,977	5,707	7,038	10,862
EBITDA (1)	29,568	26,787	55,189	52,442
Add: Onex transaction costs	1,737	—	1,737	—
Share-based compensation	—	844	—	1,689
Acquisition costs	40	188	340	329
Adjusted EBITDA (1)	$31,345	$27,819	$57,266	$54,460

	June 30, 2011	Dec. 31, 2010
Balance Sheet Data:
ASSETS

Cash and cash equivalents	$11,531	$27,552
Accounts receivable, net	222,179	215,941
Other current assets	42,864	41,457
Total current assets	276,574	284,950
Property and equipment, net	94,723	96,997
Goodwill	242,852	234,867
Other intangible assets, net	321,070	322,586
Other assets, net	27,897	30,108
	$963,116	$969,508

LIABILITIES AND SHAREHOLDER’S EQUITY

Current liabilities	$199,713	$223,992
Other long-term liabilities	143,076	135,788
Long-term debt	366,217	367,315
Shareholder’s equity	254,110	242,413
	$963,116	$969,508

(1)
EBITDA is defined as income from continuing operations before depreciation and amortization, net interest expense and income taxes.  Adjusted EBITDA is defined as EBITDA before Onex transaction costs, share-based compensation and acquisition costs.  EBITDA and Adjusted EBITDA should not be considered as measures of financial performance under accounting principles generally accepted in the United States of America.  The items excluded from EBITDA and Adjusted EBITDA are significant components in understanding and assessing financial performance.  Management routinely calculates and presents EBITDA and Adjusted EBITDA because it believes that EBITDA and Adjusted EBITDA are useful to investors and are used as analytical indicators within the industry to evaluate performance, measure leverage capacity and debt service ability, and to estimate current or prospective enterprise value.  EBITDA is also used in measurements under certain covenants contained in the Company’s credit agreement.

RESCARE, INC.
Unaudited Financial Highlights (continued)
(In thousands)

	Six Months Ended June 30,
	Successor	Predecessor
	2011	2010
Cash Flow Data:
Net income – including noncontrolling interest	$10,608	$18,770
Adjustments to reconcile net income including noncontrolling interest to cash provided by operating activities:
Depreciation and amortization	10,035	12,765
Amortization of discount and deferred debt issuance costs	1,558	868
Share-based compensation	–	1,690
Deferred income taxes, net	2,597	10,672
Excess tax expense from share-based compensation	–	185
Provision for losses on accounts receivable	3,475	3,634
Write down of assets held for sale	1,628	–
Loss (gain) on sale of assets	175	(2)
Changes in operating assets and liabilities	(1,927)	(5,733)
Cash provided by operating activities	28,149	42,849

Cash flows from investing activities:
Purchases of property and equipment	(5,300)	(4,719)
Acquisitions of businesses, net of cash acquired	(8,645)	(14,422)
Proceeds from sale of assets	322	210
Cash used in investing activities	(13,623)	(18,931)

Cash flows from financing activities:
Debt repayments, net	(31,470)	(23,512)
Debt issuance costs	(558)	(4,469)
Excess tax expense from share-based compensation	–	(185)
Funds contributed by co-investors	1,400	–
Employee withholding payments on share-based compensation	–	(879)
Cash used in financing activities	(30,628)	(29,045)
Effect of exchange rate on cash and cash equivalents	81	(170)
Decrease in cash and cash equivalents	$(16,021)	$(5,297)

RESCARE, INC.
Unaudited Financial Highlights (continued)
(Dollars in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	Successor	Predecessor	Successor	Predecessor
	2011	2010	2011	2010
Segment Data:
Revenues:
Residential Services	$212,510	$206,668	$418,856	$410,629
HomeCare Services	79,804	76,019	158,620	149,013
Youth Services	46,863	46,286	92,459	92,812
Workforce Services(1)	59,915	62,234	115,241	123,025
Consolidated	$399,092	$391,207	$785,176	$775,479

Operating Income (Loss):
Residential Services	$23,913	$22,319	$45,930	$44,184
HomeCare Services	5,902	4,525	11,139	8,214
Youth Services	4,212	4,556	7,440	8,355
Workforce Services(1)	4,692	3,747	9,084	9,381
Corporate(2)	(14,151)	(14,466)	(28,368)	(29,966)
Consolidated	$24,568	$20,681	$45,225	$40,168

Operating Margin:
Residential Services	11.3%	10.8%	11.0%	10.8%
HomeCare Services	7.4%	6.0%	7.0%	5.5%
Youth Services	9.0%	9.8%	8.0%	9.0%
Workforce Services(1)	7.8%	6.0%	7.9%	7.6%
Corporate(2)	(3.5%)	(3.7%)	(3.6%)	(3.9%)
Consolidated	6.2%	5.3%	5.8%	5.2%

(1) Excludes results from international operations, which were reclassified to discontinued operations for all periods presented.
(2) Represents corporate general and administrative expenses, as well as other operating income and (expenses) related to the corporate office.

RESCARE, INC.
2010 Restatement for Discontinued Operations and New Segments and Income Statement Format
(Dollars in thousands)

	Three Months Ended				Nine Months Ended	Twelve Months Ended
	Predecessor March 31, 2010	Predecessor June 30, 2010	Predecessor September 30, 2010	Combined December 31, 2010	Predecessor September 30, 2010	Combined December 31, 2010

Revenues	$384,272	$391,207	$398,825	$388,373	$1,174,304	$1,562,677

Cost of services	291,884	295,432	303,597	297,395	890,913	1,188,308
Gross profit	92,388	95,775	95,228	90,978	283,391	374,369

Operating expenses:
Operational general and administrative	57,441	60,347	57,659	55,655	175,447	231,102
Asset impairment charge	–	–	51,734	198,447	51,734	250,181
Corporate general and administrative	15,460	14,747	17,739	23,645	47,946	71,591
Total operating expenses	72,901	75,094	127,132	277,747	275,127	552,874

Operating income (loss)	19,487	20,681	(31,904)	(186,769)	8,264	(178,505)

Interest expense, net	4,785	4,865	4,777	4,844	14,427	19,271
Income (loss) before income taxes	14,702	15,816	(36,681)	(191,613)	(6,163)	(197,776)
Income tax expense (benefit)	5,155	5,707	(9,966)	(46,609)	896	(45,713)
Income (loss) from continuing operations	9,547	10,109	(26,715)	(145,004)	(7,059)	(152,063)

Loss from discontinued operations, net of tax	(211)	(675)	(15,252)	(1,965)	(16,138)	(18,103)
Net income (loss) - incl noncontrolling interest	9,336	9,434	(41,967)	(146,969)	(23,197)	(170,166)

Net loss - noncontrolling interest	(82)	(41)	(33)	(34)	(156)	(190)
Net income (loss) – ResCare, Inc.	$9,418	$9,475	$(41,934)	$(146,935)	$(23,041)	$(169,976)

Depreciation & amortization	$6,168	$6,106	$6,261	$5,242	$18,535	$23,777

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